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                   STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/x/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule l4a-1 l(c) or Rule l4a-12

                        MIKRON INSTRUMENT COMPANY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
--------------------------------------------------------------------------------

                        MIKRON INSTRUMENT COMPANY, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check in the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration No.:
--------------------------------------------------------------------------------

(3) Filing Party:
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(4) Date Filed:
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
                        MIKRON INSTRUMENT COMPANY, INC.
                                16 THORNTON ROAD
                           OAKLAND, NEW JERSEY 07436
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AUGUST 20, 1999 AT 10:00 A.M.
                            ------------------------

TO THE SHAREHOLDERS OF MIKRON INSTRUMENT COMPANY, INC.

     MIKRON INSTRUMENT COMPANY, INC. will hold its 1999 Annual Meeting of Shareholders at 10:00 A.M. on August 20, 1999. At the meeting, you will be asked to consider and vote on the following proposals:

          1. To amend our certificate of incorporation so as to provide for the annual election of all directors, effective for the election of directors to be held at the meeting;

          2. If Proposal No. 1 is adopted, to elect six directors, each to hold office for a term of one year or until their respective successors shall have been duly elected or appointed;

          3. If Proposal No. 1 is not adopted, to elect two Class A directors, to hold office for a term of three years or until their respective successors shall have been duly elected or appointed, two Class B directors, to hold office for a term of two years or until their respective successors shall have been duly elected or appointed and two Class C directors to hold office for a term of one year or until their respective successors shall have been duly elected or appointed;

          4. To ratify the adoption of our 1999 Omnibus Stock Incentive Plan;

          5. To amend the certificate of incorporation to delete Article Twelfth thereof, and thereby eliminate the supermajority shareholder voting requirements imposed by that Article;

          6. To amend the certificate of incorporation to add a new Article Twelfth thereof which shall limit the liability of our officers and directors to the fullest extent permitted by New Jersey law;

          7. To ratify the appointment of Feldman Sherb Ehrlich & Co., P.C. as our independent auditors for the fiscal year ending October 31, 1999; and

          8. To transact such other business as may properly come before the meeting.

     The meeting will be held at our offices which are located at 16 Thornton Road, Oakland, New Jersey 07436.

     Only holders of record of shares of our common stock at the close of business on July 15, 1999 will be entitled to vote at the meeting. All such shareholders are requested to be represented at the meeting either in person or by proxy. The stock transfer books will not be closed.

     Enclosed are copies of the Annual Report to our Shareholders consisting of a letter from our Chairman and our President and our Form 10-KSB for the year ended October 31, 1998, and our quarterly report on Form 10-QSB for the quarter ended April 30, 1999. A proxy card and return envelope also are enclosed.

     SHAREHOLDERS WHO CANNOT ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND EXECUTE THEIR PROXIES AND RETURN THEM TO US IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                          By Order of the Board of Directors,

                                          STEVEN D. DREYER,
                                          Secretary

                        MIKRON INSTRUMENT COMPANY, INC.
                                16 THORNTON ROAD
                           OAKLAND, NEW JERSEY 07436

                            ------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 20, 1999
                            ------------------------
                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the management of MIKRON INSTRUMENT COMPANY, INC., a New Jersey corporation, for use at the Annual Meeting of Shareholders to be held on August 20, 1999 and at any postponements or adjournments thereof. This material is first being mailed to shareholders on or about July 21, 1999.

     The cost of such solicitation will be borne by us. We may also agree to pay banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy material to their principles.

     A form of proxy is enclosed for use at the meeting. The issuance of a proxy by a shareholder will not affect his or her right to vote his or her shares if he or she attends the meeting and desires to vote in person. A proxy may be revoked at any time prior to the voting thereof, but a revocation will not be effective unless notice thereof is received, in writing, by our Corporate Secretary prior to such voting. All such shares represented by effective proxies on the enclosed form received by us will be voted at the meeting or any adjourned session thereof in accordance with the terms of such proxies. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation will be voted FOR all directors and proposals contained therein. Proxies marked "abstain" will be treated as present for the purpose of determining a quorum but will not be voted with respect to any proposal marked "abstain."

                               VOTING SECURITIES

     Our one third cent par value common stock, of which 4,285,700 shares were outstanding as of July [ ], 1999, are our only voting securities. Each share is entitled to one vote. To be elected, a director must receive a plurality of the votes of the holders of common stock present in person or by proxy at the meeting. The affirmative vote of a majority of the outstanding shares of our common stock, whether present in person or represented by proxy at the meeting, is required to approve Proposals 1, 5 and 6 to be acted upon at the meeting. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting is required to approve each of Proposals 4, 7 and 8 to be acted upon at the meeting. Only holders of record of shares of common stock at the close of business on July 15, 1999 will be entitled to notice of, and to vote at the meeting. Any such shareholder may vote his shares either in person or by his or her duly authorized proxy.

                    OWNERSHIP OF COMMON STOCK BY DIRECTORS,
                      EXECUTIVE OFFICERS AND FIVE PERCENT
                               BENEFICIAL HOLDER

     The following table sets forth as of July [ ], 1999 certain information as to persons known to us who may be deemed to be beneficial owners of more than five percent of our outstanding shares of common stock, each of our directors and all of our officers and directors as a group:

                                             AMOUNT AND NATURE    PERCENTAGE
NAME AND ADDRESS OF                          OF BENEFICIAL        OUTSTANDING
BENEFICIAL OWNER1                             OWNERSHIP1           OWNED2
------------------------------------------   -----------------    -----------
Steven N. Bronson3,4......................         842,602            18.6%
Gerald D. Posner5.........................         333,333             7.8%
Dennis Stoneman5..........................         166,667             3.9%
Keikhosrow Irani..........................         645,984            15.1%
Jeffery Adduci6...........................              --              --
Paul M. Bronson7..........................              --              --
Chori Co., Ltd.8..........................         350,000             8.2%
All Officers and Directors as a Group            1,988,586            43.8%
  (6 persons)9............................

---------------
(1) All shares are owned beneficially and of record unless indicated otherwise. Unless otherwise noted, the address of each shareholder is c/o the company, 16, Thornton Road, Oakland, New Jersey.

(2) Based upon 4,285,700 shares issued and outstanding.

(3) Mr. Bronson's address is c/o Catalyst Financial Corp., 16 East 52nd Street, Suite 501, New York, New York 10022.

(4) Includes 153,685 shares of common stock issuable pursuant to warrants held by Mr. Bronson, and 100,000 shares of common stock issuable pursuant to warrants held by Catalyst Financial Corp., a corporation owned and controlled by Mr. Bronson through which he is deemed to possess the power to vote and dispose of such shares (collectively, the "Bronson Warrant Shares"). All of such warrants may be exercised within 60 days of the date of this proxy statement. See "Certain Relationships and Related Transactions."

(5) Does not include 171,428 shares of common stock issuable pursuant to options which contain vesting conditions and performance targets which have not yet been satisfied. See "Proposal No. 4--Adoption of Omnibus Stock Incentive Plan" and "Certain Relationships and Related Transactions."

(6) Mr. Adduci's address is c/o Regional Investment Banker's Association, 171 Church Street, Charlston, South Carolina 29401.

(7) Paul M. Bronson's address is 6004 Coss Corners Road, Bath, New York 14810.

(8) The address of this shareholder is 4-7 Kawaramachi, 2-chome, Chuo-ku, Osaka 541, Japan.

(9) Includes the Bronson Warrant Shares.

                             EXECUTIVE COMPENSATION

     Between August 1998 and May 16, 1999, Steven N. Bronson served as our Chief Executive Officer. However, he did not receive any compensation from us in such capacity. Commencing on May 17, 1999, Gerald D. Posner began serving as our President and Chief Executive Officer for which he is being paid a salary at the annual rate of $200,000. Also, commencing on May 17, 1999, Dennis Stoneman began serving as a Vice President for which he is being paid a salary at the annual rate of $100,000. The following table sets forth certain information regarding compensation paid by us during each of our last three fiscal years to Keikhosrow Irani in his capacity as our Chief Executive Officer in fiscal 1996 and 1997 and as President in 1998, and to each of our executive officers who received salary and bonus payments in excess of $100,000 during the fiscal year ended October 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                         ANNUAL COMPENSATION       ------------
NAME AND                                              --------------------------     OPTION       ALL OTHER
PRINCIPAL POSITION                                    YEAR    SALARY     BONUS      (SHARES)      COMPENSATION
----------------------------------------------------  ----   --------   --------   ------------   ------------
Keikhosrow Irani,
  President.........................................  1998   $130,000         --           --             --
  Chief Executive Officer...........................  1997   $127,000         --           --             --
  Chief Executive Officer...........................  1996   $127,000         --           --             --

     In addition to salary, we pay all of the premiums on a policy insuring
Mr. Irani's life and we also pay all lease and maintenance expenses for an automobile that Mr. Irani uses. In each of our fiscal years ended October 31, 1998, 1997, and 1996, the aggregate value of these benefits was less than 10% of Mr. Irani's salary.

     We provide hospitalization, major medical and dental insurance to all employees eligible under a group plan. Premium costs under that group plan attributable to the officers named above are not included in the table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     We did not grant any options or SARs to any of our executive officers during the fiscal year ended October 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     None of our executive officers (a) exercised any options or SARs during the fiscal year ended October 31, 1998; or (b) held on October 31, 1998 any options or SARs granted to any of them by us.

                           COMPENSATION OF DIRECTORS

     We have not paid and do not presently propose to pay compensation to any director for acting in such capacity, except for nominal sums for attending Board of Directors meetings and reimbursement for reasonable expenses in attending those meetings.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     In December, 1996, Mr. Irani, who was then our President, entered into a five year employment agreement with us. Pursuant to this agreement, Mr. Irani received compensation at the rate of $130,000 in 1998, and will receive base salaries of $135,000 in 1999, $140,000 in 2000 and $150,000 in 2001. Mr. Irani
has exercised a two year renewal option contained in that agreement. He is entitled to receive a base salary of $150,000 during each of those two year periods. The agreement also provides Mr. Irani with the use of an automobile and for disability income equal to his base salary for up to six months of disability. In the event of disability lasting beyond six months or in the event of Mr. Irani's death, the agreement requires a payment of 50% of the total amount of his last three years' salary over a term of three years. The agreement also requires us to provide disability and life insurance to Mr. Irani.

     In May 1999, Gerald D. Posner and Dennis Stoneman, our President and a Vice President, respectively, entered into four year employment agreements with us which provide for the payment of annual salaries of $200,000 and $100,000, respectively, subject to such merit increases, in each case, as our Board, or the Compensation Committee thereof, shall determine to grant. These employment agreements further require us to establish an incentive stock ownership plan for our executives, employees and directors (the "Plan"). The participants in the Plan shall be entitled to purchase, pursuant to the options to be granted thereunder (which may be "incentive stock options" within the meaning of Section 422(b) of the Internal Revenue Code, or non-incentive stock options) an aggregate number of 857,140 shares of our common stock. Further in accordance with such employment agreements, Messrs. Posner and Stoneman, and such other executives as shall be hired by Mr. Posner during the term of his employment agreement, shall be entitled to purchase, pursuant to the options to be granted under the Plan up to an aggregate of 428,570 shares of common stock. The vesting of such options shall occur at the rate of 25% per annum at the end of each one year period during the term of each agreement, and the exercise of all vested options shall be conditioned upon the achievement of a set of pre-determined earnings, revenue and other performance targets to be formulated mutually by each executive and the Board or the committee administering the Plan (the "Performance Targets"). The term of such options shall be the 51 month period commencing on May 17, 1999. In accordance with the above-described terms of their respective employment agreements, the Board has agreed to grant options to purchase 171,428 shares of common stock to each of Messrs. Posner and Stoneman, at exercise prices of $1.00 per share, which was the closing bid price for the common stock on the date of grant thereof, pursuant to Performance Targets which have not, as of the date of this proxy statement, been finally determined.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors did not have a separate compensation committee prior to or during the fiscal year ended October 31, 1998. All matters of executive compensation were dealt with by the entire Board of Directors during all of such fiscal years.

REPORT OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION

     The Board has not previously had a compensation or other committee to develop executive compensation policies and practices. Instead, the Board has dealt with such issues in the past on an ad hoc basis. It is the intention of the Board to appoint a Compensation Committee of non-employee directors during the current fiscal year whose primary purposes will be to administer the Plan (assuming that adoption of the Plan is approved by the shareholders at the meeting), and to develop executive compensation policies and practices which coincide with and enhance the business plans and strategies which we undertake in connection with the pursuit of our business objectives.

     During the past two fiscal years, the Board has followed a policy of providing our senior executives with compensation packages consisting solely of salaries determined upon the basis of the following factors: appreciation or depreciation in our common stock during the prior year, increases or decreases in earnings during the prior year, and changes in our size and industry position. Prior to the recent changes in management brought about by the additions of Messrs. Posner and Stoneman, none of our senior executives received any grants of options to purchase common stock or awards of such stock. Furthermore, no bonuses were paid to any of such executives, either as a reward for past performance or to incentivize future efforts.

     The employment agreements which we executed with Messrs. Posner and Stoneman signify a material shift in the compensation philosophy being applied by the Board. Both of those agreements provide for the payment of salaries which the Board believes are modestly competitive when viewed from the standpoints of our current size and position and the experience of those two executives. Both agreements also provide for sizable grants of performance options under the proposed Plan which are designed to motivate these key executives to propel us to generate much higher levels of revenues and earnings through growth and expansion. If Messrs. Posner and Stoneman achieve the performance targets which the Board will set for them, the amount of additional compensation which they may receive through exercise of the options granted to them could greatly exceed their salary based compensation. For example, each of those executives has been granted performance options entitling them to purchase 171,428 shares of common stock at an exercise price of $1.00 per share. Such options shall vest at the rate of 42,857 shares per year, subject to the achievement of the various performance targets which shall be applicable to those options. Based upon the Board's assumption that the achievement of those targets will translate into higher prices for our shares, and concomitantly greater returns for our shareholders, a modest increase in the price of the stock over the course of the next four years could increase the overall compensation to be received by Messrs. Posner and Stoneman, when compared to their respective base salaries, by many orders of magnitude.

     Our recently executed employment agreements with Messrs. Posner, and Stoneman and Mr. Irani's employment agreement, contain provisions which would permit the Board to award cash bonuses to those executives when circumstances warrant such action. Either the Board, or the above-mentioned Compensation Committee, will review the results we achieve and the performance of each of those executives after the close of the current and future fiscal years. A determination will then be made as to whether and to what extent any bonuses should be awarded.

     In summary, it is the Board's belief that the compensation policies that have been described in this report will serve our best interests and the best interests of our shareholders. These policies have been designed to provide appropriate levels of compensation to our senior executives based upon the particular combination of factors which the Board believes will be applicable to us over the next several years. As and when those factors change, the Board or the Compensation Committee will make every effort to make adjustments to those policies in a manner which will provide fair and reasonable levels of compensation and appropriate incentives to our executives, while continuing to be in our best interests and those of our shareholders.

Respectfully submitted,

The Board:

Steven N. Bronson      Gerald D. Posner       Keikhosrow Irani
Dennis Stoneman        Jeffery Adduci         Paul M. Bronson

COMPARISON OF TOTAL SHAREHOLDER RETURNS

     The performance graph which follows compares the cumulative total shareholder returns on our common stock for the five-year period ended
October 31, 1998 with the S&P 500 Index and a peer group index of 22 companies (including our company) who, according to their respective standard industrial codes, are engaged in the same line of business as the one in which we are engaged. The graph assumes that the value of our common stock and the value of each Index was $100 on September 30, 1993. The shareholder returns shown below may not be indicative of future performance.

                                   [LINE CHART]

                                                 Fiscal Years Ended October 30,
                                      ----------------------------------------------------
                                      Base
                                      Year
                                      1993       1994         1995       1996        1997        1998
                                      ----      ------       ------     ------      ------      ------
Mikron Instrument Co., Inc.           100       333.33       266.67     383.33      233.33       83.33
S&P Index                             100       103.87       131.33     162.97      215.31      262.66
Peer Group Index                      100       107.21       134.24     161.26      201.49      237.84

----------
Source: S&P Compustat Total Return Service

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms which they file with the SEC. Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all of those filing requirements were complied with by our executive officers and directors except in one instance by Steven N. Bronson, our Chairman of the Board. Mr. Bronson failed to timely file a Form 4 with regard to a purchase of shares of common stock which took place in June 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We previously retained Barber & Bronson ("B&B") as our exclusive investment banker until September 30, 1998. Under our agreement with B&B, we paid $1,000 per month to B&B and issued to certain principals of B&B warrants to purchase up to 400,000 shares of common stock at prices ranging from $0.81 per share to $2.50 per share. Mr. Bronson, the President, sole director and principal shareholder of B&B, received warrants to purchase 318,060 of those 400,000 shares. On December 31, 1998, Mr. Bronson exercised warrants to purchase 131,500 shares at prices ranging between $.81 and $1.50 per share. Also, on that date, one of the warrants which entitled Mr. Bronson to purchase 32,875 shares of an exercise price of $1.75 per share expired unexercised. Mr. Bronson continues to hold one of those warrants which entitles him to purchase up to 153,685 shares of common stock at an exercise price of $2.50 per share through September 30, 2000.

     On May 3, 1999, we entered into a three year financial consulting services agreement with Catalyst Financial Corp. ("Catalyst"), a licensed brokerage and investment banking firm solely owned and controlled by Steven N. Bronson. Catalyst's basic compensation under this agreement includes a payment of $5,000 per month during the term of the agreement and a five year warrant entitling it to purchase 100,000 shares of common stock at an exercise price of $1.00 per share. Furthermore, in the event that we effectuate, as a result of any introduction made by Catalyst, a merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction (in each case, an "M&A Transaction") during the term of the agreement, and during the one year period following the end of such term, Catalyst shall be entitled to receive a finder's fee with respect thereto based upon a sliding scale ranging from 5% of the first $5,000,000 of consideration to 1% of any consideration in excess of $20,000,000. Also, if Catalyst renders consulting services with respect to an M&A Transaction which does not result from an introduction made by it, Catalyst shall be entitled to receive a finder's fee with respect thereto based upon a sliding scale ranging from 2.5% of the first $5,000,000 of consideration to .5% of any consideration in excess of $20,000,000.

     We purchase certain of the products we sell to our customers from Chori Co., Ltd. ("Chori"), and Chori-America. Chori is an owner of more than five percent (5%) of our common stock. During fiscal 1998, we purchased approximately $195,600 of products from or through Chori. During fiscal 1998, we paid Chori and Chori-America approximately $68,000, representing commissions paid at the rate of 5% of sales to those companies in their respective capacities as international sales representatives for all of our products.

     Donald S. Michael, one of our directors until July 21, 1995 and our President and Chief Executive Officer until August 31, 1995, continues as a part-time employee, and is expected to continue making significant contributions to us. Mr. Michael has an employment agreement expiring August 31, 2000 which provides for compensation of $75,000 during the period September 1, 1995 to August 31, 1996, such compensation reducing by 20% per year thereafter. In addition, the agreement prevents Mr. Michael from competing with us, or disclosing any proprietary information, for which we paid him $150,000 (payment was made in twelve consecutive quarterly payments of $12,500 each commencing on November 1, 1995). Mr. Michael's employment agreement also provides for disability income equal to his base salary for up to six months of disability and, in the event of disability lasting beyond six months or in the event of his death, the agreement requires a payment of his unpaid compensation over a term of three years. If Mr. Michael retires during the term of this agreement, we are required to pay to him 30% of his unpaid compensation over a term of three years.

     Since August, 1992, we have provided $500,000 of life insurance for each of Messrs. Michael and Irani.

                                   PROPOSAL 1
                AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
                PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
                BY ELIMINATING A CLASSIFIED BOARD OF DIRECTORS.

     In December, 1985, we amended our certificate of incorporation to provide, among other things, for a classified Board of Directors; that is, a system under which one-third of the directors are elected annually, each for a three-year term. The adoption by us, and by many other corporations, of a classified board reflected widespread concern at the time over the use of abusive techniques by corporate "raiders" and others who engaged in hostile and non-negotiated attempts to acquire corporations to the disadvantage of the shareholders. A classified board was widely viewed as discouraging proxy contests for the election of directors, or acquisitions of substantial blocks of stock, by a person or group seeking to acquire control of a company, because the extended term of directors could operate to prevent the acquisition of control of the board in a relatively short period of time. A classified board was also viewed as promoting stability and continuity among a corporation's directors.

     During the past ten years, the ability of boards of directors to exercise their fiduciary responsibilities to shareholders in the context of proposed acquisitions has been strengthened by the continuing development of basic principles of corporate law and practice. Further, some investors have come to view classified boards as having the effect of insulating directors from a corporation's shareholders, and a number of corporations have determined that, regardless of the merits of a classified board in deterring coercive takeover attempts, principles of good corporate governance dictate that all directors of a corporation be elected annually. Our Board of Directors agrees with this conclusion.

     Accordingly, the Board of Directors has unanimously agreed, and recommends to our shareholders that they consider and approve, a proposal to amend our certificate of incorporation to eliminate the current division of the Board of Directors into three classes, with one class elected each year for a three year term, and to provide instead for the annual election of all directors commencing with the election of directors which shall take place at our August 20, 1999 meeting.

     If the proposed amendment to the certificate of incorporation is approved by the shareholders at the annual meeting, then pursuant to Proposal No. 2, management's proposed slate of six nominees consisting of our current directors, Messrs. Steven N. Bronson (as Chairman), Gerald D. Posner, Keikhosrow Irani, Dennis Stoneman, Jeffery Adduci and Paul M. Bronson, will be nominated for a one year term commencing upon filing of an appropriate certificate of amendment to our certificate of incorporation with the New Jersey Department of State. See "Proposal No. 2--Nomination and Election of Directors."

     If the proposal to amend the certificate of incorporation is not approved by the shareholders, the current three class structure will be retained. In such event, pursuant to Proposal No. 3, Messrs. Steven N. Bronson (as Chairman) and Irani will be nominated to serve as Class A directors for a three year term to expire in 2002; Messrs. Adduci and Posner will be nominated to serve as Class B directors for a two year term to expire in 2001; and Messrs. Stoneman and Paul
M. Bronson will be nominated to serve as Class C directors for a one year term to expire in 2000. Each term thereafter, for all classes, shall be for three years.

     If the proposed amendment is approved, Article Fifth of the certificate of incorporation will be deleted and replaced by the following:

          "FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors or more than nine directors, the exact number of directors to be determined from time to time solely by resolution adopted by the Board of Directors. All directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Each director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors my be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director."

     Assuming a quorum consisting of a majority of all of the outstanding shares of common stock is present, in person or by proxy, at the meeting, the affirmative vote of a majority of our issued and outstanding shares of common stock is required to adopt this proposal to declassify our Board.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL NO. 1 and proxies solicited by the Board of Directors will be so voted unless shareholders specify on their proxy card a contrary choice.

                                   PROPOSAL 2
                      NOMINATION AND ELECTION OF DIRECTORS

     At the annual meeting, subject to approval of Proposal No. 1, and the filing of an appropriate certificate of amendment to our certificate of incorporation, six directors are to be elected by the holders of the common stock to serve from the date of filing of the certificate of amendment until the next annual meeting of shareholders and until their respective successors have been elected and qualify.

     Certain information concerning the nominees for election at the annual meeting is set forth below. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise, the shares present by proxy at the meeting may be voted for the election of the other nominees in the discretion of the persons acting pursuant to those proxies.

     If any nominee for election to the Board of Directors should be unavailable to serve, the proxies may be voted for the election of another person designated by the Board of Directors. The Board of Directors has no reason to believe any of the nominees will be unable to serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

     The following information is submitted concerning the nominees for election as directors based upon information received by us from such persons:

NOMINEES FOR ELECTION AS DIRECTORS

     Steven N. Bronson (age 33) was appointed to the Board of Directors in September 1996. He became Chairman and Chief Executive Officer in August 1998 and relinquished his position as Chief Executive on May 16, 1999. Between 1991 and October 1998, Mr. Bronson was the President of Barber & Bronson Incorporated ("B&B"), a full service securities brokerage and investment banking firm which had its principal offices in Miami, Florida. Since April, 1996, Mr. Bronson also has served as President of Catalyst Financial Corp., an investment banking firm which was also located in Miami, Florida. In October 1998, Mr. Bronson relocated to New York City. At that time, he closed down the operations of B&B and he expanded Catalyst's operations to encompass brokerage and market making operations as an NASD member firm, as well as investment banking services.
Mr. Bronson also sits on the Board of Directors of the Regional Investment Bankers Association, an industry association engaged in capital formation and the distribution of securities. In addition, Mr. Bronson serves as a National Trustee for the Boys and Girls Club of America.

     Gerald D. Posner (age 51) became one of our directors on May 3, 1999, and has served as our President and Chief Executive Officer since May 17, 1999. He is the former President and a major shareholder of Electronic Measurements, Inc., a New Jersey based manufacturer of power supplies. Under Mr. Posner's leadership, a successful LBO creating significant investor appreciation was completed in 1998, resulting in the sale of Electronic Measurements, Inc. to Siebe, plc. Prior to his involvement at Electronic Measurements, Mr. Posner was President of Eurotherm plc's temperature instrumentation subsidiary in the U.S.

     Keikhosrow Irani (age 62) is one of our founders and has served as one of our directors since our organization in 1969. On August 31, 1995 he became our President and Chief Executive Officer. On

May 17, 1999 he relinquished his position as President, and became Chief Technical Officer. Mr. Irani holds the degree of Master of Science in Electrical Engineering from the University of Missouri.

     Dennis Stoneman (age 66) became one of our directors on May 3, 1999, and has served as a Vice President since May 17, 1999. He spent the past 14 years working in various capacities for several U.S. and overseas subsidiaries of Eurotherm plc. Since 1996, Mr. Stoneman has served as Eurotherm's Director of Business Development, primarily concerned with the acquisition of companies in the field of instrumentation, controls, solid state relays, AC and DC variable speed motor controls. Between 1993 and 1996, Mr. Stoneman was President of Eurotherm Instrumentation and Controls world wide where he was in charge of five manufacturing, three research and development, and seven sales operations generating $125 million annually.

     Jeffrey Adduci (age 46) became a director, by appointment to fill a vacancy on our Board, on February 4, 1999. He is President of the Regional Investment Bankers Association ("RIBA"), a national association of regional and independent broker-dealers and investment banking firms seeking to improve conditions in their industry, strengthen the free enterprise system and enhance a business environment conducive to meeting the capital formation needs of small, growth companies. Since 1994, when Mr. Adduci became RIBA's president, member underwriters have completed some 650 financings totaling more than $6.4 billion. Between 1990 and 1994, Mr. Adduci was Vice President of Regional Investment Brokers Syndicate, Inc., a national organization of small brokerage firms principally engaged in small business capital formation.

     Paul M. Bronson (age 37) is Steven N. Bronson's brother. He has been employed by the Lighting Division of Philips Electronics during the past 13 years in various process and manufacturing engineering and supervisory capacities. Most recently, he has served as a senior engineer in that Division's phosphor metals department. Mr. Bronson holds a B.S. in ceramic engineering from Alfred University.

     Our Board does not have a nominating or similar committee. There were two Board meetings held during the fiscal year ended October 31, 1998. Each director attended all meetings.

                                   PROPOSAL 3
         ALTERNATIVE ELECTION OF CLASS A, CLASS B AND CLASS C DIRECTORS

     In the event that Proposal No. 1 is not approved by the shareholders, the current class structure will be retained and, pursuant to Proposal No. 3, Messrs. Steven N. Bronson (as Chairman) and Irani will be nominated to serve as Class A directors for a three year term to expire at the Annual Meeting in 2002; Messrs. Posner and Adduci will be nominated to serve as Class B director for a two year term to expire at the Annual Meeting in 2001; and Messrs. Stoneman and Paul M. Bronson will be nominated to serve as Class C directors for a one year term to expire at the Annual Meeting in 2000. Each term thereafter, for all classes shall be for three years. In each case, a director's term will continue until his successor shall be elected and shall have qualified. See Proposal No. 2 for certain information concerning the nominees for election at the meeting. While the Board of Directors has no reason to believe that any of the nominees will not be available as a candidate, should such a situation arise, the proxies may be voted for the election of the other nominees in the discretion of the persons acting pursuant to the proxies.

     If any nominee to the Board of Directors should be unavailable to serve, the proxies may be voted for the election of another person designated by the Board of Directors. The Board of Directors has no reason to believe any of the nominees will be unable to serve if elected.

     IN THE EVENT THAT PROPOSAL NO. 1 IS NOT ADOPTED, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS CLASS A, CLASS B AND CLASS C DIRECTORS.

                                   PROPOSAL 4
                    ADOPTION OF OMNIBUS STOCK INCENTIVE PLAN

     At the meeting, we will seek shareholder approval of the Omnibus Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board of Directors on May 3, 1999, subject to shareholder approval. In adopting the Plan, the Board recognized that we do not presently have any programs for issuing stock or options to our employees, directors and officers. In order to plan for our future growth, and to provide proper incentives for existing and future directors, officers and employees who contribute to our continued growth and expansion, we would like to have the ability to grant options and stock appreciation rights ("SARs") and award shares of common stock to such persons. The maximum aggregate number of shares which may issued pursuant to grants and awards under the Plan is 857,140 shares of common stock. As of the date of this Proxy Statement, we have agreed to issue options to each of Messrs. Posner and Stoneman to purchase 171,428 shares of common stock.

  Reasons for Approval

     The award of shares and the grant of stock options pursuant to a plan which has been approved by shareholders and meets certain conditions are exempt from the "short-swing profits" liability of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Section 16(b) provides that upon the purchase and sale (or sale and purchase) of common stock within any six month period by a principal officer, director or beneficial owner of more than 10% of our common stock, any "profit" realized by such person is recoverable by us. As a result of the complexities of this rule, persons who are subject to the rule's provisions may unwittingly fall within its scope and be forced to disgorge gains to us, thereby frustrating our intent to provide incentives to directors, officers and employees under the Plan. Thus, shareholder approval of the Plan is sought in order to exempt from the liability provisions of Section 16(b) the award of shares and the grant of options to officers and directors who are eligible to participate in the Plan. In addition, shareholder approval of the Plan is necessary in order that options granted under the Plan will qualify for treatment as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). Unless shareholder approval is obtained, any options granted under the Plan will have less value and, consequently, will not provide the incentive to the recipient intended by the Board of Directors.

VOTE REQUIRED FOR APPROVAL

     Assuming a quorum consisting of a majority of all of the outstanding shares of common stock is present, in person or by proxy, at the meeting, the affirmative vote of the holders of a majority of the stock present, in person or by proxy, at the meeting is required to approve the Plan. If you abstain or if you hold your shares in "street name" and fail to sign, date and return the enclosed proxy card, it will have the same effect as a vote against this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL NO. 4 and proxies solicited by the Board of Directors will be so voted unless shareholders specify on their proxy card a contrary choice.

  Summary of the Plan

     The principal features of the Plan are summarized below, but the summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit A to this Proxy Statement.

GENERAL

     The Plan is intended to assist us in recruiting and retaining employees, officers and directors with ability and initiative by enabling them to participate in our future success and to associate their interests with our and our shareholders' interests. The Plan is intended to permit the award of Restricted Shares, the award of Performance Shares, the grant of SARs, and the grant of Performance Options, Incentive Stock Options and Nonstatutory Options.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board which has full authority to make grants and awards upon such terms (not inconsistent with the provisions of the Plan) as it may consider appropriate; to prescribe the forms of agreements and instruments relating to such grants and awards; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee must consist solely of two or more non-employee directors.

     In addition to, and not in substitution or replacement of, the powers and authority conferred upon the Committee pursuant to the Plan, the Board is also entitled to award Restricted Shares or Performance Shares and/or to grant one or more Options, Performance Options and SARs (all of which instruments are hereinbelow described) to any eligible participant. The Board also has, and is entitled to exercise, all of the powers and authority conferred upon the Committee when making, amending, modifying canceling, settling or rescinding any of such awards and/or grants.

GRANTS AND AWARDS TO BE MADE UNDER THE PLAN

     The Compensation Committee will be authorized:

     (a) to make grants of incentive stock options ("Incentive Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") and options not meeting such requirements ("Nonstatutory Options" which, together with Incentive Options, Performance Options and Reload Options, as described below, are hereinafter collectively referred to as"Options") which shall entitle participants in the Plan to purchase shares of common stock at exercise prices to be determined by the Compensation Committee, subject to the condition that the exercise price of an Option must be equal to the fair market value of the common stock on the date of grant1;

     (b) to make grants of "Performance Options," i.e., Options entitling the holder to purchase from us a stated number of shares of common stock at the price set forth in an agreement to be entered into by the Plan participant and us at the time of issuance of the Option, the exercise of which is conditioned upon the achievement of one or more performance targets set forth in such agreement or in the Option itself which may be expressed in terms of earnings per share, return on assets, asset growth, ratio of capital to assets or such other level or levels of accomplishment by us, a subsidiary or the Plan participant individually as may be established or revised from time to time by the Committee.

     (c) to make grants of SARs, either in tandem with an option grant, or as a separate grant, which will entitle a participant to receive with respect to each share of common stock as to which an SAR is exercised, either (i) the amount specified by the Compensation Committee in the agreement evidencing the grant of the SAR; or (ii) if no such amount is specified, the difference between the fair market value of the underlying share of common stock on the date of exercise of the SAR and the fair market value thereof on the date of grant;

     (d) to make awards of shares of common stock, subject to such vesting conditions and other restrictions regarding forfeiture as the Compensation Committee may specify at the time of the award ("Restricted Shares"); and

     (e) to make awards of "Performance Shares," i.e., awards to be earned by a participant, expressed in dollars or shares of common stock, granted to a participant with respect to a specified performance period based upon the achievement of specified performance targets during such period.

     A Nonstatutory Option may contain, if the Compensation Committee so determines, a "Reload Option Feature" providing that, if a participant exercises all or part of such Option (the "Original Option") by surrendering already owned shares of common stock in full or partial payment of the exercise price under such Original Option, he shall be automatically granted on the date of such exercise a new Nonstatutory Option (a "Reload Option"), subject to the availability of shares of common stock under the Plan at the time of exercise. Each Reload Option shall cover a number of shares of common stock equal to the number of shares of common stock surrendered in payment of the exercise price, shall have an exercise price per share of common stock equal to the fair market value of the common stock on the date of grant of such

------------------
1 Fair market value, for purposes of the Plan, will generally be the mean between the publicly reported high and low sale prices per share of common stock on the date as of which such value is to be determined. On July [ ], 1999, the fair market value of a share of the common stock, as so computed,
  was $[          ].

Reload Option and shall expire on the stated expiration date of the original Option. A Reload Option shall be generally exercisable at any time and from and after the date of grant of such Reload Option (or, as the Committee, in its sole discretion, shall determine at the time of grant, at such time or times as shall be specified in the Reload Option). The first such Reload Option may provide for the grant, when exercised, of one subsequent Reload Option to the extent and upon such terms and conditions, as the Committee, in its sole discretion, shall specify at or after the time of grant of such Reload Option.

     The Compensation Committee may grant Incentive Options and Non-statutory Options to the same participant, but not in tandem. Each Option must expire no later than ten years from the date of grant; provided, however, that except as provided in the Plan or as otherwise provided by the Compensation Committee, no participant may exercise an Option unless at the time of exercise he or she has been continuously in our employ or in the employ of a subsidiary since the date of grant thereof. If a participant voluntarily terminates his or her employment with our consent, retires, becomes totally disabled, or dies during employment, the Plan provides for limited periods following termination of employment during which Options held by the participant at the time of his or her termination may be exercised by the participant or by his or her estate. The exercise price of an Option must be paid in full upon each exercise thereof in cash or, if authorized by the Compensation Committee, by delivering to us or our transfer agent shares of common stock having a fair market value on the date of such delivery equal to the exercise price, or by a combination of payment cash and common stock or as otherwise provided for in the Plan. No Option may be transferable other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the recipient thereof only by such recipient. Subject to the foregoing, and the other provisions of the Plan, Options granted thereunder may be exercised at such times, and in such amounts, and may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in the discretion of the Compensation Committee.

     Restricted shares awarded by the Compensation Committee will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) as the Compensation Committee may impose thereon and will be subject to forfeiture if certain events (which may, in the discretion of the Compensation Committee, include termination of employment and/or performance-based events) specified by the Compensation Committee occur prior to the lapse of the restrictions. The agreement between the participant and us governing the award of restricted shares will set forth the number of shares awarded to the participant, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Compensation Committee in its discretion deems appropriate.

     The Compensation Committee may grant Performance Options or award Performance Shares (expressed in dollars or shares) to be earned by a participant based on our level of performance, the level of performance of a subsidiary or subsidiaries, a branch, a department or other unit, or the level of performance of the participant individually over a specified period of not less than one year ("performance period"). For each performance period the Compensation Committee will establish a performance target and a minimum target, which may be the same or less than the performance target. Targets may be expressed in terms of earnings per share, return on assets, return on equity, asset growth, ratio of capital to assets or such other level or levels of performance by us, a subsidiary or subsidiaries, a branch, department or other unit thereof or the participant individually as the Compensation Committee may establish.

     A participant will be entitled to exercise a Performance Option in full, or earn the Performance Shares in full, by meeting the performance target for the performance period. If the minimum target has not been attained at the end of the performance period, no part of the Performance Option will be exercisable, and no part of the Performance Shares will have been earned, by the participant. If the minimum target is attained but the performance target is not attained, the portion of the Performance Option which shall be exercisable, and the portion of the Performance Shares which shall be earned, by the participant will be determined on the basis of a formula established by the Compensation Committee.

     At any time prior to the end of a performance period, the Compensation Committee may adjust downward (but not upward) the performance target and/or the minimum target as a result of major events unforeseen at the time of the Performance Option grant or Performance Share award, such as changes in the economy, the industry, laws affecting our operations or the operations of a subsidiary, or any other event the Compensation Committee determines would have a significant impact upon the probability of attaining the previously established performance target.

     Performance Option grants and Performance Share awards may have such other terms and conditions as the Compensation Committee in its discretion deems appropriate.

ELIGIBLE PARTICIPANTS

     All of our employees and the employees of any 50% or more owned subsidiary, including officers and employee directors, as well as our non-employee directors and the non-employee directors of such subsidiaries, are eligible to receive grants and awards under the Plan.

TERM OF THE PLAN

     If authorized by the shareholders at the meeting, the Plan will become effective on August 20, 1999, and shall remain in effect until October 31, 2004, provided that Restricted Share and Performance Share awards and Options and SARs granted before that date shall remain valid in accordance with their terms.

AMENDMENT; TERMINATION

     The Board of Directors may amend or terminate the Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of common stock that may be issued under thereunder or (ii) the amendment changes the class of individuals eligible to become participants. No amendment shall, without a participant's consent, adversely affect any rights of such participant under any outstanding Restricted Share or Performance Share award or under any Option or SAR outstanding at the time such amendment is made.

FEDERAL INCOME TAX MATTERS

     The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of Plan awards under present law.

     Incentive Options. A recipient of an Option (an "optionee") will not recognize any taxable income for Federal income tax purposes upon receipt of an Incentive Option or, generally, at the time of exercise of an Incentive Option. The exercise of an Incentive Option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

     If an optionee exercises an Incentive Option and does not dispose of the shares received in a subsequent "disqualifying disposition" (a sale, gift or other transfer within two years after the date of grant of the Incentive Option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. If shares of common stock received upon the prior exercise of an Incentive Option are transferred to us in payment of the exercise price of an Incentive Option within either of the periods referred to above, the transfer will be considered a "disqualifying disposition" of the shares transferred.

     Neither we nor any of our subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an Incentive Option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," we or one of our subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

     Nonstatutory Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a Nonstatutory Option. Upon the exercise of a Nonstatutory Option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the optionee in the year of the exercise. If the exercise price of a Nonstatutory Option is paid in whole or in part with shares of common stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price. The fair market value of the remainder of the shares received upon exercise of the Nonstatutory Option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option.

     We or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

     Reload Option Rights. An optionee should not recognize any taxable income for Federal income tax purposes upon receipt of reload option rights and a Reload Option should be treated as a Nonstatutory Option. See "Nonstatutory Options" above.

     Restricted Shares. A recipient of Restricted Shares will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). If a recipient is subject to Section 16(b) of the Exchange Act on the date of the award, the shares generally will be deemed to be subject to restrictions (in addition to the restrictions imposed by the award) for at least six months following the date of the award. However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the recipient does not make a
Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. We or one of our subsidiaries generally will be entitled to a deduction for compensation in the same amount treated as compensation income to the grantee.

     Stock Appreciation Rights. A participant who is granted an SAR recognizes no income upon the grant thereof. At the time of exercise, the participant will recognize compensation income equal to any cash received and the fair market value of any common stock received. A participant who receives shares of common stock, and who is subject to the provisions of Section 16(b) of the Exchange Act will recognize income based upon the fair market value of the common stock six months after the date of receipt thereof, unless he or she makes an election under Section 83(b) of the Code. This income is subject to income and employment tax withholding. We are entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

     Performance Shares. A recipient of Performance Shares (an "awardee") will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or shares of common stock received pursuant to the award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares of common stock. If Performance Shares are expressed in dollars but paid in whole or in part in shares of common stock and the awardee is subject to Section 16(b) of the Exchange Act on the date of receipt of such shares, the awardee generally will not recognize compensation income until the expiration of six months from the date of receipt, unless the awardee makes an election under Section 83(b) of the Code to recognize compensation income on the date of receipt. In each case, the amount of compensation income will equal the amount of cash and the fair market value of the shares of common stock on the date compensation income is recognized. We or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

NEW PLAN BENEFITS

     No awards or grants have been made under the Plan to any person except, as follows: In accordance with the employment agreements which each of Messrs. Posner and Stoneman entered into with us, the Board on May 3, 1999 granted, subject to the shareholders' approval of the Plan, Performance Options entitling each of such individuals to purchase 171,428 shares of common stock for a period of 51 months at an exercise price of $1.00 per share. Such options shall vest at the rate of 25% per annum on May 2 of each year between 2000 and 2003, and shall be exercisable only if the performance targets specified for each performance period have been achieved. The following table sets forth the benefits or amounts that will be received by or allocated to each of the individuals described therein under the Plan:

          MIKRON INSTRUMENT COMPANY, INC. OMNIBUS STOCK INCENTIVE PLAN

                                                                                    PERFORMANCE OPTIONS
                                                                      -----------------------------------------------
                                                                            VESTED                  NON-VESTED
                                                                      -------------------     -----------------------
NAME AND POSITION                                                     VALUE ($)    NUMBER     VALUE ($)(1)    NUMBER
-------------------------------------------------------------------   ---------    ------     ------------    -------
Gerald D. Posner, .................................................     $   0        -0-        $192,857      171,428
  President and CEO
Dennis Stoneman, VP................................................     $   0        -0-        $192,857      171,428
Keikhosrow Irani, CTO..............................................     $   0        -0-        $      0          -0-
Steven N. Bronson, ................................................     $   0        -0-        $      0          -0-
  Chairman of Board (2)
All non-employee ..................................................     $   0        -0-        $      0          -0-
  directors as a group
All current executive .............................................     $   0        -0-        $385,714      342,856
  officers as a group
All employees, including ..........................................       -0-        -0-        $      0          -0-
  all current officers who
  are not executive
  officers, as a group

------------------
(1) Based upon the $1.125 fair market value of the common stock calculated as of June 10, 1999.

(2) Does not include options to purchase 153,685 shares of common stock at an exercise price of $2.50 per share, and 100,000 shares of common stock at an exercise price of $1.00 per share heretofore granted to Mr. Bronson other than pursuant to the Plan.

                                   PROPOSAL 5
  ELIMINATION OF SUPERMAJORITY VOTING REQUIREMENTS CONTAINED IN THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

     The reasons which prompted us to adopt a classified board of directors in 1985, i.e., the desire to put various anti-takeover mechanisms in place, also prompted us to add Article Twelfth to the certificate of incorporation at the same time. Article Twelfth is a supermajority voting provision which requires 80% of the shareholders to agree upon any proposal which is not recommended by a majority of the Board to amend the certificate of incorporation, to merge or consolidate the company with and into another corporation or to sell, lease, exchange or otherwise dispose of substantially all of the company's assets.

     The Board believes, for the same reasons stated in Proposal 1 in connection with its unanimous recommendation to eliminate the board classification provisions of the certificate of incorporation, that the shareholders should also adopt an amendment deleting the supermajority voting requirements of Article Twelfth from the Certificate of Incorporation.

     Assuming a quorum consisting of a majority of all of the outstanding shares of common stock is present, in person or by proxy, at the meeting, the affirmative vote of a majority of our issued and outstanding shares of common stock is required to adopt this proposal to delete Article Twelfth from the certificate of incorporation. If you abstain or if you hold your shares in "street name" and fail to sign, date and return the enclosed proxy card, it will have the same effect as a vote against this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL NO. 5 and proxies solicited by the Board of Directors will be so voted unless shareholders specify on their proxy card a contrary choice.

                                   PROPOSAL 6
  AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF THE
                        COMPANY'S OFFICERS AND DIRECTORS

     The ability of publicly held companies to recruit and retain high quality officers and directors has been adversely impacted by the substantial increase in directors' and officers' litigation costs and risks, and the periodic limitations on the availability and coverage of liability insurance. In order to provide appropriate levels of protection for their directors and officers, many publicly held corporations have been making use of the statutory liability limitation tools which have been adopted in many states, including New Jersey. The Board has unanimously recommended that the shareholders approve an amendment to the certificate of incorporation which would limit the liability of our officers and directors to the fullest extent permitted by the New Jersey Business Corporation Act. If the proposed amendment is approved, a new Article Twelfth shall be added to the certificate of incorporation which shall read, as follows:

          "TWELFTH: Subject to, and to the fullest extent permitted by, N.J.S.A. 14A:2-7(3), as amended from time to time, no director or officer shall be liable to the Corporation or to any of its shareholders for monetary damages for breach of any duty as a director or officer, except with respect to (1) a breach of a duty of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve a knowing violation of law; or (3) a transaction from which the director or officer derived an improper personal benefit."

     Assuming a quorum consisting of a majority of all of the outstanding shares of common stock is present, in person or by proxy, at the meeting, the affirmative vote of a majority of our issued and outstanding shares of common stock is required to adopt this proposal to add a new Article Twelfth to the certificate of incorporation which will limit the liability of our officers and directors to the fullest extent permitted by the New Jersey Business Corporation Act. If you abstain or if you hold your shares in "street name" and fail to sign, date and return the enclosed proxy card, it will have the same effect as a vote against this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL NO. 6 and proxies solicited by the Board of Directors will be so voted unless shareholders specify on their proxy card a contrary choice.

                                   PROPOSAL 7
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Our Board of Directors has appointed Feldman Sherb Ehrlich & Co., P.C. to perform the annual audit of our books for the fiscal year ended October 31, 1999. At the meeting, our shareholders will be asked to ratify the Board's selection. A representative of Feldman Sherb Ehrlich & Co., P.C. is not expected to be present at the Annual Meeting to respond to appropriate questions.

     Assuming a quorum consisting of a majority of all of the outstanding shares of common stock is present, in person or by proxy, at the meeting, the affirmative vote of the holders of a majority of the stock present, in person or by proxy, at the meeting is required to ratify the Board's selection of our independent auditors for the current fiscal year.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 7 and proxies solicited by the Board of Directors will be so voted unless shareholders specify on their proxy card a contrary choice.

                             SHAREHOLDER PROPOSALS

     Shareholders who wish to present proposals for action at the 2000 Annual Meeting of Shareholders should submit their proposals in writing to our Corporate Secretary at our address set forth on the first page of this proxy statement. It is anticipated that the 2000 Annual Meeting will be held in or about April 2000. Accordingly, proposals must be received by the Secretary on or before January 3, 2000 in order to be considered for inclusion in next year's proxy materials.

                  ANNUAL AND QUARTERLY REPORTS TO SHAREHOLDERS

     Our Annual Report to shareholders consisting of a letter from our Chairman and President and a copy of or Annual Report on Form 10-KSB for the year ended October 31, 1998, including audited financial statements, and our quarterly report on Form 10-QSB for the quarter ended April 30, 1999 have been mailed to the shareholders concurrently herewith, but such reports are not incorporated in this Proxy Statement and are not deemed to be part of the proxy solicitation material.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the meeting. If any other matters are properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

                                          By order of the Board of Directors

                                          STEVEN D. DREYER,
                                          Secretary

July [  ], 1999
Oakland, New Jersey

                                   EXHIBIT A
                          OMNIBUS STOCK INCENTIVE PLAN
                                   ARTICLE I
                                  DEFINITIONS

1.01. Agreement means a written agreement between the Company and a Participant or any written instrument issued by the Company to a Participant (including any amendment or supplement thereto) specifying the terms and conditions of an award of Restricted Shares or Performance Shares or a grant of an Option or SAR made to such Participant.

1.02. Board means the Board of Directors of the Company.

1.03. Code means the Internal Revenue Code of 1986, as amended.

1.04. Committee means the Compensation Committee of the Board, consisting solely of not less than two non-employee directors who have been appointed to administer the Plan.

1.05. common stock means the Company's common stock, one-third cent par value.

1.06. Company means Mikron Instrument Company, Inc.

1.07. Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.08. Date of Exercise means (i) with respect to an Option, the date that the Option price is received by, and (ii) with respect to a SAR, the date that the notice of exercise is received by, the Company.

1.09. Fair Market Value of the common stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined, as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the common stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the common stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the common stock is not listed on such exchange, the highest and lowest sales prices per share of common stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Exchange Act on which the common stock is listed, or (c) if the common stock is not listed on any such exchange, the highest and lowest sales prices per share of the common stock for such date on the Nasdaq Stock Market or any successor thereto ("Nasdaq"). If there are no such sale price quotations for the date as of which fair market value is to be determined, but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the common stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the common stock shall be the mean between the bona fide bid and asked prices per share of common stock as so quoted for such date on Nasdaq, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this paragraph. If the fair market value of the common stock cannot be determined on the basis previously set forth in this paragraph on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the common stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

1.10. Incentive Stock Option shall have the meaning given to it by Section 422 of the Code.

1.11. Initial Value means, with respect to a SAR, the Fair Market Value of one share of common stock on the date of grant, as set forth in an Agreement.

1.12. Involuntary Termination means a Termination of Employment for a reason other than death, Retirement, Total Disability or voluntary resignation.

1.13. Non-Employee Director means a director who:

     (a) is not currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company;

     (b) does not receive compensation, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a director, except for an amount which does not exceed the dollar amount for which disclosure would be required pursuant to any provision of Regulations S-K promulgated by the Commission;

     (c) does not possess an interest in any other transaction for which disclosure would be required by any provision of said Regulation S-K; and

     (d) is not engaged in a business relationship for which disclosure would be required by any provision of said Regulation S-K.

1.14. Nonstatutory Option means any Option granted by the Company pursuant to this Plan which is not an Incentive Stock Option.

1.15. Option means any stock option that entitles the holder to purchase from the Company a stated number of shares of common stock at the price set forth in an Agreement including, but not limited to, an Incentive Stock Option, a Nonstatutory Option and a Performance Option.

1.16. Participant means an employee of the Company, or of a Subsidiary, including an employee who is a member of the Board, or a non-employee director, and any other person who satisfies the requirements of Article IV and is selected by the Committee or by the Board to receive a Restricted Share or Performance Share award, an Option, a SAR, or a combination thereof.

1.17. Performance Option means an Option entitling the Participant to purchase from the Company a stated number of shares of common stock at the price set forth in an Agreement, the exercise of which is conditioned upon the achievement of one or more of the Performance Targets set forth in such Option or the Agreement.

1.18. Performance Period means an accounting period of the Company or a Subsidiary of not less than one year, as determined by the Committee in its discretion.

1.19. Performance Share means an award, expressed in dollars or shares of common stock, granted to a Participant with respect to a Performance Period. Awards of Performance Shares expressed in dollars may be established as fixed dollar amounts, as a percentage of salary, as a percentage of a pool based on earnings of the Company, a Subsidiary or Subsidiaries or any branch, department or other portion thereof or in any other manner determined by the Committee in its discretion, provided that the amount thereof shall be capable of being determined as a fixed dollar amount as of the close of the Performance Period.

1.20. Performance Target means that level of performance established by the Committee which must be met in order for an award of Performance Shares to be fully earned. The Performance Target may be expressed in terms of earnings per share, return on assets, asset growth, ratio of capital to assets or such other level or levels of accomplishment by the Company, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the Participant individually as may be established or revised from time to time by the Committee.

1.21. Plan means the Mikron Instrument Company, Inc. Omnibus Stock Incentive
Plan.

1.22. Restricted Shares means shares of common stock awarded to a Participant under Article VII. Shares of common stock shall cease to be Restricted Shares when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

1.23. Retirement means a Termination of Employment by reason of a Participant's cessation of employment (or, in the case of a non-employee director, the cessation of his or her tenure as such), other than by reason of a Total Disability or Termination for Cause.

1.24. SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of common stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of common stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the Date of Exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.25. Subsidiary means any "subsidiary corporation" as such term is defined in Code section 424.

1.26. Termination of Employment means with respect to (a) Participants who are employees of the Company or a Subsidiary, the time when the employee-employer relationship between the Participant and the Company ceases to exist for any reason including, but not limited to termination by resignation, discharge, death, Total Disability or Retirement; and (b) Participants who are non-employee directors, the time when the Participant ceases to be a director by reason of his or her resignation, failure to stand for re-election or dismissal.

1.27. Termination for Cause means an Involuntary Termination of a Participant:
(a) if the Participant has a written employment agreement with the Company or any Subsidiary, "for cause" as that or a similar term is defined in the employment agreement; or (b) if the Participant does not have a written employment agreement with the Company or any Subsidiary, by reason of (i) the Participant's dishonesty or misconduct (including substance abuse) in the performance of his or her duties; or (ii) a wilful failure by the Participant to perform his or her assigned duties which adversely affects the Company; of (iii) the conviction of the Participant of a felony or other criminal act. All determinations of whether or not a Termination for Employment is "for cause" will be made by the Committee in its sole and absolute discretion.

1.28. Total Disability means the inability of a Participant to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. All determinations as to the date and extent of disability of a Participant will be made by the Committee in its sole and absolute discretion.

                                   ARTICLE II
                                    PURPOSES

     The Plan is intended to assist the Company in recruiting and retaining employees and directors with ability and initiative by enabling them to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Restricted Shares, the award of Performance Shares, the grant of SARs, and the grant of Performance Options, Incentive Stock Options and Nonstatutory Options. The proceeds received by the Company from the sale of common stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III
                                 ADMINISTRATION

     Except as provided in this Article III, the Plan shall be administered by the Committee. The Committee shall have authority to award Restricted Shares and Performance Shares and to grant Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Restricted Shares. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised or the time at which Restricted Shares may become transferable or nonforfeitable. In addition the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, or Option, SAR, Restricted Share award or Performance Share award. All expenses of administering this Plan shall be borne by the Company.

     The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to Participants who are not subject to the reporting and other provisions of
Section 16 of the Securities Exchange Act of 1934, as in effect from time to time (the "Exchange Act"). In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

     In addition to, and not in substitution or replacement of, the powers and authority conferred upon the Committee pursuant to this Plan, the Board shall also be entitled to award Restricted Shares or Performance Shares and/or to grant one or more Options, SARs, or Options and SARs to any eligible Participant, and when it makes such awards and/or grants, all of the provisions of this Plan which pertain to the Committee shall be construed as though the word "Board" appeared in place of the word "Committee," and the Board shall have, and shall be entitled to exercise, all of the powers and authority conferred upon the Committee when making, amending, modifying canceling, settling or rescinding any of such awards and/or grants.

                                   ARTICLE IV
                                  ELIGIBILITY

4.01. General. Any employee of the Company or of any Subsidiary (including any corporation that becomes a Subsidiary after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Subsidiary. Any such employee may be awarded Restricted Shares or Performance Shares or may be granted one or more Options, SARs, or Options and SARs. A director of the Company who is an employee of the Company or a Subsidiary, and a non-employee director of the Company or a Subsidiary, may be awarded Restricted Shares and Performance Shares and may be granted Options or SARs under this Plan. Further, the Committee may from time to time in its sole discretion award Restricted Shares and Performance Shares and may grant Options or SARs to non-employees or non-key employees in conjunction with mergers and acquisition transactions.

4.02. Grants. The Committee will designate individuals to whom Restricted Shares and Performance Shares are to be awarded and to whom Options and SARs are to be granted and will specify the number of shares of common stock subject to each award or grant. An Option may be granted with or without a related SAR. The Committee may grant Incentive Stock Options and Nonstatutory Options to the same Participant, but not in tandem. A SAR may be granted with or without a related Option. All Restricted Shares and Performance Shares awarded, and all Options and SARs granted, under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt. No Participant may be granted Incentive Stock Options or related SARs (under all Incentive Stock Option plans of the Company and its Subsidiaries) which are first exercisable in any year for common stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.

                                   ARTICLE V
                          COMMON STOCK SUBJECT TO PLAN

5.01. Source of Shares. Upon the award of Restricted Shares and when a Performance Share is earned, the Company may issue authorized but unissued shares of common stock. Upon the exercise of an Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), authorized but unissued common stock.

5.02. Maximum Number of Shares. The maximum aggregate number of shares of common stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Shares and the settlement of Performance Shares under this Plan is 857,140, subject to increases and adjustments as provided in
Article IX.

5.03. Forfeitures, etc. If an Option or SAR is terminated, in whole or in part for any reason other than its exercise, the number of shares of common stock allocated to the Option or SAR or portion thereof may be reallocated to other Options, SARs granted, or Restricted Shares and Performance Share awards to be granted under this Plan. Any Restricted Shares that are forfeited or Performance Shares that are unearned may be reallocated to other Options or SARs granted, or Restricted Shares awarded, under this Plan.

                                   ARTICLE VI
                     OPTIONS AND STOCK APPRECIATION RIGHTS

6.01. Nonstatutory Options. The Committee may grant Nonstatutory Options under this Plan. Such Nonstatutory Stock Options must comply with all applicable requirements of this Plan except for those which pertain solely to Incentive Stock Options.

6.02. Incentive Stock Options. The Committee may grant Incentive Stock Options under this Plan which shall comply with all of the restrictions and limitations set forth in Section 422 of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Nonstatutory Stock Option.

6.03. Performance Options. The Committee may grant Performance Options under this Plan. All such options shall be Nonstatutory Options.

6.04. Vesting of Options. The Participant's Agreement shall specify the date or dates on which the Participant may begin to exercise all or a portion of his Option. Subsequent to such dates or dates, the Option shall be deemed "vested." Notwithstanding the terms of any Agreement, the Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the grant.

6.05. Grant and Exercise of SARs. SARs may be granted to Participants by the Committee independently of any Option granted pursuant to this Article or as a Corresponding SAR. In the case of a Corresponding SAR granted in tandem with a Nonstatutory Option, such SAR may be exercised either at or after the time of the exercise of such Nonstatutory Option. In the case of a Corresponding SAR granted in tandem with an Incentive Stock Option, such SAR may be exercised only at the time of the exercise of such Incentive Stock Option.

A Corresponding SAR, shall terminate and no longer be exercisable upon the termination or exercise of related Option. However, if a Corresponding SAR is granted with respect to less than the full number of shares covered by a related Option, such SAR shall terminate only if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by such SAR.

6.06. Exercise of Options and SARs Conditioned on Continuous Employment. Except as otherwise provided in this Plan or by the Compensation Committee, no Participant may exercise an Option or SAR unless at the time of exercise he or she has been continuously in the employ of the Company or a Subsidiary since the date of grant thereof.

6.07. Terms and Conditions of Stock Appreciation Rights. SARs shall be subject to such terms and conditions as shall be determined from time to time by the Committee and embodied in the Agreements and in procedures established by the Committee. The Committee at any time may accelerate the exercisability of any SAR and otherwise waive or amend any conditions of the grant of a SAR.

6.08. Maximum Option or Stock Appreciation Right Period. The maximum period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant except that no Option that is an Incentive Stock Option and any Corresponding SAR that relates to such Option shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.09. Option Exercise Price. The price per share for common stock purchased on the exercise of an Option shall not be less than 100% of the Fair Market Value of the common stock on the date the Option is granted.

6.10. Payment of Option Exercise Price. Unless otherwise provided by the Agreement, payment of the Option exercise price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement so provides, payment of all or part of the exercise price may be made by surrendering shares of common stock to the Company. If common stock is used to pay all or part of the exercise price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof.

6.11. Determination of Payment of Cash and/or common stock Upon Exercise of SAR. At the Committee's discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, common stock, or a combination of cash and common Stock. A Fractional share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.12. Reload Options. The Committee shall have the authority to specify at the time of grant that a Participant shall be granted another Option (a "Reload Option") in the event such Participant exercises all or part of a Nonstatutory Option (an "Original Option") by surrendering in accordance with Section 6.10 hereof already owned shares of common stock in full or partial payment of the exercise price under such Original Option, subject to the availability of shares of common stock under the Plan at the time of exercise. Each Reload Option shall cover a number of shares of common stock equal to the number of shares of common stock surrendered in payment of the exercise price, shall have an exercise price per share of common stock equal to the Fair Market Value of the common stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time from and after the date of grant of such Reload Option (or, as the Committee, in its sole discretion, shall determine at the time of grant, at such time or times as shall be specified in the Reload Option); provided, however, that a Reload Option granted to a Participant subject to the provisions of Section 16(b) of the Exchange Act shall not be exercisable during the first six months from the date of grant of such Reload Option. The first such Reload Option may provide for the grant, when exercised, of one subsequent Reload Option to the extent and upon such terms and conditions, consistent with this Section 6.12, as the Committee, in its sole discretion, shall specify at or after the time of grant of such Reload Option. A Reload Option shall contain such other terms and conditions which may include a restriction on the transferability of the number of shares of common stock received upon exercise of the Original Option reduced by a number of shares equal in value to the tax liability incurred upon exercise as the Committee, in its sole discretion, may deem desirable which may be set forth in the Agreement evidencing the Reload Option.

6.13. Nontransferability. Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. During the lifetime of a Participant to whom an Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.14. Cancellation and New Grant of Options. The Committee shall have the authority to effect, at any time, and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of common stock having an Option exercise price per share which may be lower or higher than the exercise price per share of the canceled Options.

6.15. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to an Option or SAR until the Date of Exercise of such Option or SAR.

6.16. Retirement of Holder of Options or Stock Appreciation Rights. If there is a Termination of Employment of a Participant to whom an Option and/or SAR has been granted due to Retirement, each Incentive Stock Option held by the retired Participant, whether or not then vested, may be exercised until the earlier of
(a) the end of the three month period immediately following the date of such Termination of Employment; or (b) the expiration of the term specified in the Option or SAR. In the case of a Nonstatutory Option, there shall be substituted the words, "the end of the twelve month period" for the words "the end of the three month period" in the immediately preceding sentence.

6.17. Total Disability of Holder of Options or Stock Appreciation Rights. If there is a Termination of Employment of a Participant to whom an Option and/or a SAR has been granted by reason of his or her Total Disability, each Option and/or SAR held by the Participant, whether or not then vested, may be exercised until the earlier of: (a) the end of the twelve month period immediately following the date of such Termination of Employment; or (b) the expiration of the term specified in the Option or SAR.

6.18. Death of Holder of Options or Stock Appreciation Rights. If there is a Termination of Employment of a Participant to whom an Option or SAR has been granted by reason of his or her death, or (b) the death of a former employee within three months following the date of his or her Retirement (or, in the case of a Non-statutory Option, within twelve months following the date of his or her Retirement), or (c) the death of a former employee within twelve months following the date of his or her Termination of Employment by reason of Total Disability, then each Option and SAR held by the person at the time of his or her death, whether or not then vested, may be exercised by the person or persons to whom the Option or SAR shall pass by will or by the laws of descent and distribution (but by no other persons) until the earlier of (i) the end of the twelve month period immediately following the date of death (or such longer period as is permitted by the Committee); and (ii) the expiration of the term specified in the Option or SAR.

6.19. Termination of Employment for Cause: Voluntary Termination Prior to Retirement. If there is a Termination of Employment for Cause of a Participant to whom an Option or SAR has been granted under this Plan, or if a Participant voluntarily terminates his or her employment prior to Retirement (other than by reason of Total Disability), then all Options and SARs held by such Participant, whether or not then vested, shall automatically be canceled at the time of such Termination of Employment and shall be of no further force or effect thereafter. This section shall not affect any common stock acquired by the Participant upon exercise of Options or SARs prior to such Termination of Employment by the Participant.

                                  ARTICLE VII
                            RESTRICTED SHARE AWARDS

7.01. Award. In accordance with the provisions of this Article VII, the Committee will designate each individual to whom an award of Restricted Shares is to be made and will specify the number of shares of common stock covered by the award.

7.02. Vesting. The Committee, on the date of the award, may prescribe that a Participant's rights in the Restricted Shares shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Subsidiaries before the expiration of a stated term or if the Company and its Subsidiaries or the Participant fail to achieve stated objectives.

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7.03. Shareholder Rights; Escrow.  Prior to their forfeiture in accordance with the terms as the Agreement and while the shares are Restricted Shares, a Participant will have all rights of a shareholder with respect to Restricted Shares, including the right to receive dividends and vote the shares; provided, however, that (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Shares, (b) the Company shall retain custody of the certificates evidencing Restricted Shares and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Shares. The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Shares.

7.04. Restricted Share Agreement. Restricted Share awards shall be evidenced by an Agreement in the form prescribed by the Committee which shall set forth such terms, conditions and restrictions as the Committee in its discretion deems appropriate. Restricted Share awards shall be effective only upon execution of the applicable Agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the Participant.

                                  ARTICLE VIII
              PERFORMANCE SHARE AWARDS; PERFORMANCE OPTION GRANTS

8.01. Award and Grant. The Committee may award Performance Shares and grant Performance Options which shall be earned by a Participant based on the level of performance over a specified period of time by the Company, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the Participant individually, as determined by the Committee.

8.02. Procedure for Earning Award or Grant. A Participant shall earn awarded Performance Shares, and shall be entitled to exercise granted Performance Options by meeting the Performance Target for the Performance Period. If the Minimum Target has not been attained at the end of the Performance Period, no part of the Performance Share shall have been earned by the Participant, and no part of the Performance Option grant for such Performance Period shall be exercisable. If the Minimum Target is attained but the Performance Target is not attained, the portion of the Performance Share award earned by the Participant, or the portion of the Performance Option grant which shall be exercisable by the Participant, shall be determined on the basis of a formula established by the Committee.

8.03. Adjustments to Awards and Grants. At any time prior to the end of a Performance Period, the Committee may adjust downward (but not upward) the Performance Target and/or the Minimum Target as a result of major events unforeseen at the time of the Performance Share award or Performance Option grant, such as changes in the economy, the industry, laws affecting the operations of the Company or a Subsidiary or any other event the Committee determines would have a significant impact upon the probability of attaining the previously established Performance Target.

8.04. Payment of Awards. Payment of earned Performance Shares shall be made to Participants following the close of the Performance Period as soon as practicable after the time the amount payable is determined by the Committee. Payment in respect of earned Performance Shares, whether expressed in dollars or shares, may be made in cash, in shares of common stock, or partly in cash and partly in shares of common stock, as determined by the Committee at the time of payment. For this purpose, Performance Shares expressed in dollars shall be converted to shares, and Performance Shares expressed in shares shall be converted to dollars, based on the Fair Market Value of the common stock as of the date the amount payable is determined by the Committee.

8.05. Effects of Termination of Employment. If prior to the close of the Performance Period the employment of a Participant who received an award of Performance Shares or a grant of Performance Options is voluntarily terminated with the consent of the Company or a Subsidiary or the Participant retires, or if the Participant dies during employment, (a) the Committee may in its absolute discretion determine to pay all or any part of the Performance Share award based upon the extent to which the Committee determines the Performance Target or Minimum Target has been achieved as of the date of termination of employment, retirement or death, the period of time remaining until the close of the Performance Period and/or such other factors as the Committee may deem relevant; and (b) the exercisability of the

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Performance Option shall be governed by the applicable provisions of Article VI, unless the Committee, in its absolute discretion, determines otherwise. If the Committee in its discretion determines that all or any part of the Performance Share award shall be paid, payment shall be made to the Participant or his or her estate as promptly as practicable following such determination and may be made in cash, in shares of common stock, or partly in cash and partly in shares of common stock, as determined by the Committee at the time of the payment. For this purpose, Performance Shares expressed in dollars shall be converted to shares, and Performance Shares expressed in shares shall be converted to dollars, based on the Fair Market Value of the common stock as of the date the amount payable is determined by the Committee.

     If, prior to the close of a Performance Period, a Termination of Employment of a Participant who received an award of Performance Shares occurs for any reason other than voluntary termination with the consent of the Company or a Subsidiary, Retirement or death, the Performance Shares of the Participant shall be deemed not to have been earned, and no portion of such Performance Shares may be paid. Whether Termination of Employment is a voluntary termination with the consent of the Company or a Subsidiary shall be determined, in its discretion, by the Committee. Any determination by the Committee on any matter with respect to Performance Shares shall be final and binding on both the Company and the awardee.

8.06. Performance Share Agreement. Performance Share awards shall be evidenced by an Agreement in the form prescribed by the Committee which shall set forth the amount or manner of determining the amount of the Performance Shares, the Performance Period, the Performance Target and any Minimum Target and such other terms and conditions as the Committee in its discretion deems appropriate. Performance Share awards shall be effective only upon execution of the applicable Performance Share Agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the Participant.

                                   ARTICLE IX
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Shares and the settlement of Performance Shares under this Plan shall be proportionately adjusted, and the terms of outstanding Restricted Share awards, Performance Share Awards, Options, and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or
(ii) engages in a transaction to which Code section 424 applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Restricted Shares, Performance Shares, Options or SARs.

     The Committee may award Restricted Shares and Performance Shares, may grant Options, and may grant SARs in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Subsidiary in connection with a transaction described in the first paragraph of this Article IX. Notwithstanding any provision of the Plan (other than the limitations of Article V), the terms of such substituted Restricted Share and Performance Share awards and Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

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                                   ARTICLE X
             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option or SAR shall be exercisable, no common stock shall be issued, no certificates for shares of common stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence common stock for which Restricted Shares are awarded, Performance Shares were earned or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no common stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

11.02. Unfunded Plan. The Plan, insofar as it provides for grants and awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants or awards under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any Subsidiary

11.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

11.04. Employee Status.  For purposes of determining the applicability of Code section 422 (relating to Incentive Stock Options), or in the event that the terms of any Option or SAR provide that it may be exercised or that awards of Restricted Shares or Performance Shares may become vested or earned only during employment or within a specified period of time after Termination of Employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

11.05. Tax Withholding. Each Participant shall, no later than the date as of which the value of a grant of an Option or SAR, or an award of any Restricted Shares or Performance Shares or other amount received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or common stock, the withholding of common stock or cash to be received through grants or awards of any other arrangement satisfactory to the Committee. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

11.06. Indemnification. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board or the Committee be liable for any Agreement issued pursuant to this Plan or any grants or awards made under it. Each member of the Board and the Committee shall be indemnified by the Company against any losses

                                      A-10
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incurred in such administration of the Plan, unless his or her action constitutes serious and willful misconduct.

11.07. Other Compensation Plans. The adoption of the Plan shall not affect any other existing or future incentive or compensation plans for directors, officers or employees of the Company or its Subsidiaries. Moreover, the adoption of this Plan shall not preclude the Company or its Subsidiaries from: (a) establishing any other forms for incentive or other compensation for directors, officers or employees of the Company or its Subsidiaries; or (b) assuming any forms of incentives or other compensation of any person or entity in connection with the acquisition or the business or assets, in whole or in part, of any person or entity.

11.08. Non-Contravention of Securities Laws. Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

11.09. Unenforceability of a Particular Provision. The unenforceability of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such unenforceable provision were omitted.

                                  ARTICLE XII
                                   AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of common stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Restricted Share or Performance Share award or under any Option or SAR outstanding at the time such amendment is made.

                                  ARTICLE XIII
                                DURATION OF PLAN

     No Restricted Shares or Performance Shares may be awarded and no Option or SAR may be granted under this Plan after October 31, 2004. Restricted Share and Performance Share awards and Option and SAR grants made before that date shall remain valid in accordance with their terms.

     Restricted Shares and Performance Shares may be awarded and Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no Restricted Share or Performance Share award, or Option or SAR grant will be effective unless this Plan is approved by a majority of the Company's shareholders voting either in person or by proxy at a duly held shareholders' meeting within twelve months of such adoption.

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